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                                                                    EXHIBIT 10.3

                                                FIRST AMENDMENT AND WAIVER,
                                 dated as of November 30, 2001, (this "Amendment and Waiver"), between CCC Information Services Group Inc., a Delaware corporation (the "Company") and Capricorn Investors III, L.P. ("Capricorn").


                  WHEREAS, the Company issued to Capricorn that certain Common Stock Purchase Warrant, dated February 23, 2001 (the "Warrant"), whereby Capricorn is entitled to purchase, subject to the terms and conditions set forth therein, an aggregate of One Million Two Hundred Thousand (1,200,000) shares (subject to adjustment as provided therein) of common stock, par value $.10 per share (the "Common Stock"), of the Company at a purchase price of $10.00 per share (subject to adjustment as set forth therein, the "Exercise Price"), payable as provided therein. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Warrant.


                  WHEREAS, the Company plans to launch a rights offering (the "Rights Offering"), pursuant to which the Company will distribute to the holders of Common Stock, and the holders of outstanding warrants to purchase Common Stock, transferable rights to purchase an aggregate of $20 million of its Common Stock on a pro rata basis at a subscription price per share of Common Stock of $5.50 (the "Subscription Price").

                  WHEREAS, the Company and Capricorn desire to amend certain provisions of the Warrant in connection with the Rights Offering.


                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Exercise Price. The Exercise Price as set forth in the initial paragraph of the Warrant is hereby amended so that the Exercise Price shall be reduced to $6.875 per share (subject to adjustment as set forth therein).

                  SECTION 2. Amendment to Section 3(a). Section 3(a) of the Warrant is hereby amended by adding the following sentence at the end thereof:
"Upon the occurrence of a "Change of Control" (as defined in the Indenture, dated as of February 23, 2001, between the Company, as Issuer and Wilmington Trust Company, as Trustee, as amended or supplemented from time to time (the "Indenture")), this Warrant will be, at the holder's option, either (i) exercised by the holder in whole or in part at the then applicable Exercise Price, payable (a) in cash, (b) on a cashless exercise basis as set forth in the immediately preceding sentence or (c) by tender of Trust Preferred Securities of CCC Capital Trust (valued at the liquidation amount of $1,000 per Trust Preferred Security plus accrued but unpaid distributions on such Trust Preferred Securities), this


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Warrant and Series F Preferred Stock of the Company, in each case as provided in this Section 3(a) of this Warrant, or (ii) if not exercised on or prior to the "Change of Control Payment Date" or (if the Company elects not to make a "Change of Control Offer" upon a Change of Control), on the "Redemption Date" for a "Change of Control Redemption," in each case as such terms are defined in the Indenture, this Warrant or any unexercised portion thereof shall expire on the Change of Control Payment Date or the Redemption Date for the Change of Control Redemption, as the case may be."

                  SECTION 3. Amendment to Section 7. Section 7 of the Warrant is hereby amended by adding the following phrase at the beginning of the first sentence thereof: "Subject to the last sentence of Section 3(a),".

                  SECTION 4. Waiver of Antidilution Provisions. Capricorn hereby waives any antidilution protection provided it under the Warrant (including, but not limited to, Section 8 thereof) with regard to Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to (a) Capricorn, White River Ventures, Inc. and Capricorn Investors II, L.P., pursuant to the transactions contemplated in the Purchase Agreement, dated as of November 29, 2001 between the Company, White River Ventures, Inc., Capricorn Investors II, L.P. and Capricorn and (b) any person pursuant to the Rights Offering. The waiver granted by this Section 4 is granted solely in connection with the transactions contemplated by the Purchase Agreement and the Rights Offering, and shall not constitute a waiver or diminution of any right Capricorn hereafter to require or demand strict compliance and performance of the Warrant, as amended hereby.

                  SECTION 5. Governing Law. This Amendment and Waiver shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  SECTION 6. Counterparts. This Amendment and Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Delivery of an executed signature page of this Amendment and Waiver by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.



                            [Signature Page Follows]


                                       2
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                  IN WITNESS WHEREOF, each of the Investors and the Company has caused this Amendment and Waiver to be duly signed as of the date first written above.

                             CCC INFORMATION SERVICES GROUP INC.,
                             a Delaware corporation


                             By: /s/ Reid E. Simpson
                                -----------------------------------
                             Name:  Reid E. Simpson
                             Title: Executive Vice President
                                    and Chief Financial Officer


                             CAPRICORN INVESTORS III, L.P.
                             a Delaware limited partnership

                             By:    CAPRICORN HOLDINGS III, LLC,
                             Its General Partner


                             By: /s/ Herbert S. Winokur, Jr.
                                -----------------------------------
                             Name:  Herbert S. Winokur, Jr.
                             Title: Manager